Exhibit 99.1

Terns Pharmaceuticals Reports Second Quarter 2023 Financial Results and Corporate Updates

- Terns reported positive top-line data from the Phase 2a DUET trial of TERN-501 (THR-β) in NASH, with TERN-501 meeting all primary and secondary endpoints

- TERN-701 (allosteric BCR-ABL) Phase 1 clinical trial for CML on track to initiate in second half of 2023; enrollment progress from ongoing China Phase 1 clinical trial presented at 2023 ASCO Annual Meeting

- TERN-601 (GLP-1) program in obesity highlighted in preclinical data presented at ADA’s 83rd Annual Scientific Meeting; on track to initiate Phase 1 clinical trial in second half of 2023

- Cash, cash equivalents and marketable securities of $286 million expected to provide runway into 2026

FOSTER CITY, Calif., August 8, 2023 (GLOBE NEWSWIRE) – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, non-alcoholic steatohepatitis (NASH) and obesity, today reported financial results for the quarter ended June 30, 2023 and corporate updates.

“This afternoon, we reported positive data from our Phase 2a DUET clinical trial, in which TERN-501 showed dose dependent and statistically significant reductions in liver fat content and fibro-inflammation with a class-leading safety and tolerability profile,” stated Erin Quirk, M.D., president and head of research and development at Terns. “These positive data underscore the potential for TERN-501 to be the THR-β monotherapy of choice and possibly a mainstay backbone of NASH combination therapies for this difficult-to-treat disease with no FDA approved treatments.”

“Beyond our successful DUET clinical trial, we were also delighted to share compelling clinical updates and preclinical data that support each of our three lead development programs at key medical and scientific congresses during the second quarter. We are looking forward to initiating our Phase 1 studies with TERN-701 for chronic myeloid leukemia (CML) and TERN-601 for obesity in the second half of this year. We have a strong balance sheet to support our efforts to achieve these important milestones that bring us one step closer to our goal of bringing safe and effective new medicines to people battling serious oncologic and metabolic diseases,” added Dr. Quirk.

Recent Developments and Anticipated Milestones

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist for NASH

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Terns reported positive top-line data from the Phase 2a DUET trial of TERN-501 administered as a monotherapy or in combination with TERN-101, a liver-distributed farnesoid X receptor (FXR) agonist, for the treatment of NASH. Key takeaways from the data include:
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TERN-501 met all primary and secondary endpoints
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TERN-501 demonstrated dose dependent MRI-PDFF reductions at Week 12 as a once-daily, low dose, and combinable oral therapy
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TERN-501 (6 mg) showed statistically significant mean relative liver fat content reduction of 45% as assessed by MRI-PDFF with 64% of patients achieving >30% PDFF reduction
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All TERN-501 doses were well-tolerated with no gastrointestinal and no cardiovascular safety signals
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Terns has completed drug manufacturing to enable the initiation of a Phase 2b trial of TERN-501 in NASH
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Terns intends to submit the DUET data to a medical conference later in 2023.

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

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Terns expects to initiate a clinical trial for TERN-701 in the second half of 2023, with potential interim top-line readouts from initial dose-escalation cohorts in 2024
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Terns has completed drug manufacturing to enable the initiation of its Phase 1 trial for TERN-701
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The Phase 1 trial for TERN-701 is expected to include sites from the U.S., Europe and other countries
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A poster demonstrating that TERN-701 outperformed asciminib in certain xenograft mouse models (K562 and Ba/F3T315I) at equivalent doses was presented at the American Society for Pharmacology and Experimental Therapeutics (ASPET) in May 2023
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A trial-in-progress (TiP) poster was presented at the American Society of Clinical Oncology 2023 Annual Meeting (ASCO) in June, summarizing the ongoing Phase 1 study (NCT05367700) of TERN-701 (HS-10382) conducted by Terns’ partner, Hansoh, and highlighting the completion of enrollment of Cohort 5 of the Phase 1 dose-escalation portion of the study as of April 2023
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Management hosted a virtual Key Opinion Leader event in July 2023, with a focus on the evolving CML treatment landscape and the potential role for TERN-701. An archive of the event can be accessed here

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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Terns’ lead GLP-1 receptor agonist program remains on track to initiate a Phase 1 first-in-human clinical trial in subjects with elevated body mass index (BMI) in the second half of 2023, with top-line data expected in 2024
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Data in transgenic mice expressing human GLP-1 receptor showing TERN-601 significantly improved glucose tolerance, suppressed food intake and slowed gastric emptying was presented at the American Diabetes Association’s (ADA) 83rd Annual Scientific Sessions in June 2023
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Management hosted a webinar that reviewed Terns’ obesity franchise, including the TERN-601 program and additional development efforts underway in obesity. The archive of this event can be accessed here

TERN-800: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators for obesity

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Lead structural series of GIPR modulators have been identified, with lead optimization efforts underway
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Candidate nomination and initiation of IND-enabling activities expected in 2024
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GIPR modulators have the potential for combination with GLP-1 receptor agonists, such as TERN-601

Second Quarter 2023 Financial Results

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Cash Position: As of June 30, 2023, cash, cash equivalents and marketable securities were $285.6 million, as compared with $283.1 million as of December 31, 2022. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2026.
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Research and Development (R&D) Expenses: R&D expenses were $14.2 million for the quarter ended June 30, 2023, as compared with $8.7 million for the quarter ended June 30, 2022.
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General and Administrative (G&A) Expenses: G&A expenses were $7.0 million for the quarter ended June 30, 2023, as compared with $5.4 million for the quarter ended June 30, 2022.
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Net Loss: Net loss was $17.9 million for the quarter ended June 30, 2023, as compared with $13.9 million for the quarter ended June 30, 2022.

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$14,151	$8,662	$31,207	$16,798
General and administrative	7,008	5,422	14,109	11,111
Total operating expenses	21,159	14,084	45,316	27,909
Loss from operations	(21,159)	(14,084)	(45,316)	(27,909)
Interest income	3,395	214	6,088	283
Other expense, net	(60)	(54)	(64)	(50)
Loss before income taxes	(17,824)	(13,924)	(39,292)	(27,676)
Income tax expense	(72)	(6)	(132)	(27)
Net loss	$(17,896)	$(13,930)	$(39,424)	$(27,703)

Net loss per share, basic and diluted	$(0.25)	$(0.55)	$(0.56)	$(1.10)
Weighted average common stock outstanding, basic and diluted	71,364,110	25,304,290	70,575,645	25,286,877

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	June 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$285,603	$283,114
Total assets	289,697	287,026
Total liabilities	15,547	10,083
Total stockholders’ equity	274,150	276,943

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, NASH and obesity. Terns’ pipeline includes two clinical stage development programs including an allosteric BCR-ABL inhibitor and a THR-β agonist (+/- an FXR agonist), and preclinical small-molecule GLP-1 receptor agonist and GIPR modulator programs. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the impact of new legislation and regulatory developments on the Company’s plans for its product candidates, such as the effect of the Inflation Reduction Act of 2022; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Mark Vignola

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com